UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of Class A Common Stock	PRPLW	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE

On March 26, 2020, Purple Innovation, Inc. (the “Company”) issued a press release announcing a number of actions in response to continued spread of novel coronavirus (“COVID-19”). A copy of the Company's press release is attached as Exhibit 99.1 to this report and incorporated by reference.

2020 Earnings Guidance Update

Due to the heightened uncertainty relating to the full potential impact of COVID-19 on the Company’s business operations, including its duration and its impact on our wholesale partners’ retail stores, our own showrooms and overall demand, the Company is withdrawing the 2020 earnings guidance provided in its Form 8-K filed on March 9, 2020. The Company is not providing an updated outlook at this time.

Store Closures and Direct-to-Consumer Sales

As of today, more than half of the Company’s wholesale doors are currently closed, and more may close over the coming weeks. Also, we have temporarily closed our three showrooms in California in compliance with locally mandated shelter-in-place requirements. We continue to serve customers through our digital channel, and demand for our premium, differentiated product offering online remains encouraging, as we continue to have sales higher than last year’s levels in this channel which provides us with immediate cash.

Remote Work, Manufacturing Operations and Cash Management

Employees at the Company’s headquarter and certain other employees have been asked to work from home if possible. For roles that require employees to be on-site, such as our manufacturing facility and distribution center, we are practicing social distancing and increasing sanitizing standards. Additionally, the Company is taking advantage of its vertically integrated business model to adjust production to match demand which also reduces current labor costs. The Company also has deferred 25% of the cash compensation of Senior Executives and all the cash compensation of the Board of Directors. These decisions will be re-evaluated as new information becomes available regarding the spread of COVID-19 and its impact on the Company’s employees and operations. Other proactive steps also are being taken to carefully manage cash and quickly and prudently respond to the rapidly changing circumstances.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Safe Harbor Statement

Certain statements in this current report regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to COVID-19 and the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 9, 2020.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

2